UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2009

EXCLUSIVE APPAREL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140305	20-556127
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8860 Greenlawn Street
Riverside, CA 92508
(Address of principal executive office)

(951) 902-2022
(Registrant's telephone number, including area code)

6555 W. Gary Avenue, Las Vegas, NV 89139
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Termination of Moore & Associates

On September 22, 2009, the Company decided to change auditors and terminate Seale and Beers, CPAs (“Seale”) the Company’s independent public accountants.

Seale was engaged on August 7, 2009 and has not performed any services to date for the Company.

b)  Engagement of Rotenberg & Co. LLP

On September 22, 2009, the Company engaged Rotenberg & Co. LLP (“RC”), as the Company’s independent public accountants.  RC has been engaged to perform an audit of the Company for the year ended December 31, 2008 and report on the financial statements for the quarter ending September 30, 2009.

Neither the Company nor anyone on its behalf has consulted RC regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event, as there were none.

The decision to retain RC was approved by the Board of Directors on September 22, 2009.

The Company provided Seale with a copy of the foregoing disclosures and requested Seale to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the firm agrees with the statements made in this 8-K report and, if not, stating the respects in which the firm does not agree, as an exhibit within two business days of its receipt or 10 business day after filing this amendment, stating whether it agrees with the above statements.  A copy of that letter, dated September 22, 2009, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.	Exhibit

16.1	Letter from Seale and Beers, CPAs, dated September 22, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCLUSIVE APPAREL, INC.

Date: September 22, 2009	By: /s/ Georgette Mathers
Georgette Mathers,
President and Chief Executive Officer